LADENBURG THALMANN FINANCIAL SERVICES INC.

Corporate Governance Guidelines
(as adopted December 14, 2012)

I. Introduction

The Board of Directors of Ladenburg Thalmann Financial Services Inc. (the “Company”), has developed and adopted a set of corporate governance principles to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions.

II. Board Composition

The composition of the Board should balance the following goals:

•	The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully;

•	The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business; and

•	A majority of the Board shall consist of directors who the Board has determined have no material relationship with the Company and who are otherwise “independent” under applicable listing requirements.

III. Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and its Company’s Chief Executive Officer (the “CEO”) in the manner it considers in the best interests of the Company at any given point in time. Unless otherwise determined by the Board, these positions should be filled by two different individuals.

IV. Selection of Directors

Nominations. The Board is responsible for selecting the nominees for election to the Company’s Board of Directors. The Company’s Nominating and Corporate Governance Committee is responsible for recommending to the Board a slate of directors or one or more nominees to fill vacancies occurring between annual meetings of shareholders.

Criteria. The Board should, based on the recommendations of the Nominating and Corporate Governance Committee, select new nominees for the position of independent director considering the following criteria in its goal of identifying members with diverse backgrounds, skills and experience, who have appropriate financial and other expertise relevant to the Company’s business:

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and committee matters;

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and

•	Diversity of viewpoints, background, skills, experience and other demographics.

Invitation. The invitation to join the Board should be extended by the Board itself via the Chairman of the Board or the CEO, together with an independent director, when deemed appropriate.

Orientation and Continuing Education. Management, working with the Board, should provide an orientation process for new directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management. The Company encourages its directors to participate in continuing education programs to assist them in performing their Board responsibilities.

V. Election Term

The Board does not believe it should establish term limits

VI. Retirement of Directors

The Board does not believe it should establish a mandatory retirement age.

VII. Board Meetings

The Board currently plans at least four meetings each year, with further meetings to occur (or action to be taken by unanimous consent) at the discretion of the Board. The meetings may consist of committee meetings, where appropriate, and the Board meeting.

The agenda of each Board meeting will be prepared by the Chairman of the Board. Any director may request that an item be included on the agenda or raise at any Board meeting subjects that were not on the agenda for that meeting. Management will seek to provide all directors with appropriate Board materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions and the operations of the business and that in certain cases it may not be possible.

Materials presented to the Board or its committees should be as concise as possible, while still providing the desired information needed for the directors to make an informed judgment.

VIII. Executive Sessions

To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet in executive sessions periodically, with no members of management present. The Chair of the Nominating and Corporate Governance Committee will preside at the executive sessions. Non-management directors who are not independent under applicable listing requirements may participate in these executive sessions, but the independent directors should meet separately in executive session at least once per year. The non-management directors will maintain such records of executive sessions as they deem appropriate, including records to enable the CEO to satisfy applicable certification requirements under applicable law and listing requirements

IX. Committees of the Board

The Company shall have at least the committees required by applicable listing requirements. Currently, these are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these three committees should have a written charter satisfying applicable listing requirements. The Audit Committee must also satisfy the requirements of SEC Rule 10A-3.

All directors, whether members of a committee or not, are invited to make suggestions to a committee chair for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chair will give a periodic report of his or her committee’s activities to the Board.

Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee shall be composed of directors who are not officers or employees of the Company, who the Board has determined have no material relationship with the Company and who are otherwise “independent” under applicable listing requirements, and, in the case of the Audit Committee, who satisfy the additional eligibility requirements of SEC Rule 10A-3, subject in each case to any exceptions set forth in the applicable listing requirements. The Audit Committee and the Compensation Committee shall have at least three members. The required qualifications for the members of each committee shall be set out in the respective committees’ charters. A director may serve on more than one committee for which he or she qualifies.

X. Management Succession

At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the CEO, both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the CEO.

XI. Executive Compensation

1. Evaluating and Approving Salary for the CEO. The Board, acting through the Compensation Committee, evaluates the performance of the CEO and the Company against the Company’s goals and objectives, and determines and approves the compensation level of the CEO.

2. Evaluating and Approving the Compensation of Executive Officers. The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to executive officers.

XII. Board Compensation

The Board should conduct a review periodically of the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity.

The Company provides reasonable directors’ and officers’ liability insurance for directors and shall indemnify the directors to the fullest extent permitted by law and the Company’s certificate of incorporation and by-laws.

XIII. Expectations for Directors

The business and affairs of the Company shall be managed by or under the direction of the Board in accordance with Florida law. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of the Company. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

1. Commitment and Attendance. All independent and management directors should make every effort to attend meetings of the Board and meetings of committees of which they are members. Members may attend by telephone to mitigate conflicts.

2. Participation in Meetings. Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and its committees and should arrive prepared to discuss the issues presented.

3. Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a director.

The Company has adopted a Code of Business Conduct and Ethics, including a compliance program to enforce the Code. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code’s provisions in these areas and should consult with the Company’s counsel in the event of any issues.

4. Other Directorships. The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability and may present conflicts or legal issues. Directors should advise the Chair of the Nominating and Corporate Governance Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

If a member of the Audit Committee simultaneously serves on the audit committee of more than two other public companies, the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee, and must disclose such determination in the Company’s annual proxy statement or on the Company’s website.

5. Contact with Management. All directors are invited to contact the CEO at any time to discuss any aspect of the Company’s business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages management to, from time to time, bring managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

6. Contact with Other Constituencies. It is important that the Company speak to employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

7. Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

XIV. Evaluating Board Performance

The Board, acting through the Nominating and Corporate Governance Committee, should conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Nominating and Corporate Governance Committee should periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board should conduct a self-evaluation at least annually and report the results to the Board, acting through the Nominating and Corporate Governance Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter, if any.

XV. Reliance on Management and Outside Advice

In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.